UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.__)

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

STERLING GROUP VENTURES, INC.
(Name of Registrant as Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
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[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Shareholders:

We are writing to advise you that our Board of Directors (the “Board”) and the holders of a majority of our outstanding common stock (the “Majority Holders”) have approved:

(1)	Articles of Amendment to the Company’s current Articles of Incorporation to change its corporate name from Sterling Group Ventures, Inc. to Mojo Games Inc. (the “Name Change”);

These actions were approved by our Board on March 10, 2017, and the Majority Holders approved these actions by written consent in lieu of a special meeting on March 10, 2017 (the “Written Consent”) in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of record on March 10, 2017 (the “Record Date”) of the corporate action taken by the Majority Holders in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. These corporate actions will become effective as soon as possible, but not sooner than 20 days following the date that the accompanying Information Statement is first mailed to our shareholders. The Information Statement is first mailed to you on or about March 21, 2017. The accompanying Information Statement also constitutes notice under the Nevada Revised Statutes that the corporate action was taken by Written Consent of the Majority Holders.

Please feel free to call us at (604) 564-0765 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Sterling Group Ventures, Inc.

For the Board of Directors of

Sterling Group Ventures, Inc.

March 10, 2017	/s/ Nicoloas Mellios
Nicoloas Mellios
Chairman & CEO

STERLING GROUP VENTURES, INC.
155 Water St
Vancouver, BC, CANADA V6B 1A7
Telephone (604) 564-0765

INFORMATION STATEMENT REGARDING ACTIONS
TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of STERLING GROUP VENTURES, INC. in connection with the written consent in lieu of meeting (the “Written Consent”) by holders of a majority of our issued and outstanding voting securities (the “Majority Holders”) to approve:

(1)	Articles of Amendment to the Company’s current Article of Incorporation to change its corporate name from Sterling Group Ventures, Inc. to Mojo Games Inc. (the “Name Change”);

On March 10, 2017 our Board approved these actions by unanimous written consent in lieu of a meeting. Also on March 10, 2017 the Majority Holders of our issued and outstanding common stock, being our only class of outstanding voting securities, executed the Written Consent in accordance with the Nevada Revised Statutes (“NRS”). The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, total in the aggregate 51% of the outstanding voting stock were as follows:

Shareholder Name	Shares	Percent of
	Beneficially	Total Votes
	Held
Nick Mellios	25,669,598	10.0%
Sarah Mellios	1,192,438	0.5%
Elias Mellios	503,125	0.2%
Chris MacPherson	30,145,000	11.8%
Chris Tsakok	1,610,000	0.6%
Raoul Tsakok	19,500,000	7.6%
Chris Ruck	4,684,702	1.8%
Rob Svetelj	3,323,065	1.3%
Richard Xuxin Shao	4,000,000	1.6%
Thomas Braun	500,000	0.2%
Ed Kelly	751,509	0.3%
Tim Wallace	1,604,350	0.6%
James Fraser	1,442,070	0.6%
Jeff Hallat	1,069,567	0.4%

Mark Zwanski	1,069,567	0.4%
David Bircham	1,026,949	0.4%
Jeremy Wallace	612,957	0.2%
Ken Hallat/Novus Cap	1,069,567	0.4%
David Yue	2,100,000	0.8%
Austin White	543,783	0.2%
David Strachan	90,000	0.0%
John Ross	515,746	0.2%
Douglas Leishman	100,000	0.0%
Andrew Saxton	534,783	0.2%
David VanDoorn	680,414	0.3%
Maria Zhou	269,531	0.1%
Chris Heras	1,105,560	0.4%
Lisa Persinger	140,545	0.1%
Gary Segal	855,653	0.3%
Bob Atkinson	360,000	0.1%
Jeff Peterson	554,359	0.2%
Shailen Singh	534,783	0.2%
David Pallen	350,000	0.1%
Desi Dovale	269,531	0.1%
Gordon Guy	427,827	0.2%
Oren Perry	213,913	0.1%
Greg Hall	1,730,393	0.7%
Andrea Quandranti	6,412,051	2.5%
Yerlin Ventures Ltd	6,412,051	2.5%
Giorgio Camponovo	6,412,051	2.5%

TOTAL VOTES	130,387,438	51%

The elimination of the need for a meeting of shareholders to approve these actions is made possible by the NRS which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs involved in holding a special meeting the Majority Holders executed the Written Consent.

This Information Statement is being delivered to inform our shareholders of record on March 10, 2017 (the “Record Date”) of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The corporate actions taken by Written Consent will become effective as soon as possible, but not sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. The Information Statement is first mailed to you on or about March 21, 2017. No appraisal rights are afforded to our shareholders under the NRS as a result of the corporate action taken by Written Consent of the Majority Holders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL SHAREHOLDERS

At the Record Date, we had 255,481,038 shares of common stock issued and outstanding. The following table sets forth information known to us as of the Record Date, relating to the beneficial ownership of shares of our voting securities by:

  each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;

  each director;

  each named executive officer; and

  all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of STERLING GROUP VENTURES, INC., 155 Water St, Vancouver, BC, CANADA V6B 1A7. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Shareholder Name and Affiliation	Shares	Percent of
	Beneficially	Total Votes
	Held
Nick Mellios, Chairman & CEO	25,669,598	10.0%
Chris MacPherson, Director &CFO	30,145,000	11.8%
Patrick Martin, Director	-	0%
Sachin Pawa, Director	-	0%
Robert Smiley, Director	-	0%
Christopher Tsakok, Director	1,610,000	0.6%
Raoul Tsakok	19,5000,000	7.6%

TOTAL VOTES		30%

PROPOSAL 1
CHANGE OF CORPORATE NAME TO MOJO GAMES INC.

On March 10, 2017 our Board approved, subject to shareholder approval, the Articles of Amendment to the Articles of Incorporation (the “Amendment”), to change our corporate name from Sterling Group Ventures, Inc. to Mojo Games Inc. On March 10, 2017, the Amendment was also approved by the Majority Holders pursuant to the Written Consent. The text of the Amendment is set forth in Exhibit “A”.

Purpose of the Name Change

We believe changing our name to Mojo Games Inc. more accurately describes our plans to focus on online gaming following the Share Exchange Agreement the Company signed with Euroclub Holding Ltd. (“Euroclub”) on November 11, 2016.

Euroclub is a well-established online gaming company that provides a B2B and B2C multi-gaming platform under the MOJO brand name with a full suite of social and real money gaming products, including online poker, casino games, and third party integrations to live dealer, e-sports, sports betting and skill games. Mojo offers B2B partners both API integrated and turnkey white label licensing options with comprehensive global payment processing.

The Mojo technology is a robust, well established architecture that supports a flexible, customized suite of products for end customers. In addition to Mojo’s multiplayer poker, casino and skill games, Mojo offers multiple 3rd party content providers that are tightly integrated to and managed by Mojo’s back office and state-of-the-art security systems. Mojo supports over 40+ payment processors with 24/7 customer support and security & fraud management with multicurrency and multilingual solutions. Mojo hosts affiliate, agent and sub-agent systems and provides solutions for social-play money and land based casinos. Mojo’s technology is a key differentiator that allows the Company to continue to win business from much larger competitors.

Under Nevada law, the Name Change requires an amendment to our corporate charter.

The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to us or our transfer agent.

Our common stock is currently quoted on the OTCQB tier of the OTC Markets, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 the Name Change will require approval by FINRA in order for it to be recognized for trading purposes. The Name Change will result in a change in our CUSIP number and a change in our trading symbol. We will provide definitive information on our new trading symbol and CUSIP number in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of the Name Change.

Vote Required

Pursuant to the NRS, the approval of Proposal 1 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 1.

GENERAL MATTERS RELATED TO THE AMENDMENT

The Amendment was not adopted to deter any known effort to obtain control of our company and is not being adopted as an anti-takeover measure with respect to any specific transaction. Except with respect to shares currently reserved for issuance and otherwise as set forth in this Information Statement, we have no arrangements, agreements, or understandings in place at the present time for the issuance of any shares of common stock or the shares of preferred stock authorized by the Articles of Incorporation.

The text of the form of Amendment, which has been filed with the Nevada Secretary of State is included as Exhibit “A” to this Information Statement. The text of the form of Amendment is, however, subject to amendment to reflect any changes that may be required by the Nevada Secretary of State or that our Board may determine to be necessary or advisable ultimately to comply with applicable law and to effectuate the Amendment.

The adoption of the Amendment will not in and of itself cause any change in our capital accounts. Other than the Name Change, all other provisions of our Articles of Incorporation, as then amended to date, will in all material respects remain unchanged.

The NRS require that, in order for us to file the Articles of Amendment to our Articles of Incorporation, the Amendment must be approved by the affirmative vote of the holders of a majority of our voting capital stock. The Amendment was approved on March 10, 2017 by our Board, subject to shareholder approval. Such shareholder approval was granted on March 10, 2017 by Written Consent of our Majority Holders.

The effective date of this Amendment shall be the close of business on the date of approval by the Financial Industry Regulatory Authority (FINRA) as reflected in a Form 8-K to be filed by the Corporation with the Securities and Exchange Commission but in no event more than 90 days after the date of filing with Nevada Secretary of State. Under Nevada law there are no appraisal rights available to our shareholders in connection with the Amendment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Information Statements with respect to two or more securityholders sharing the same address by delivering a single Information Statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of ours will be householding our Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at STERLING GROUP VENTURES, INC., 155 WATER ST, VANCOUVER, BC, CANADA V6B 1A7, Telephone (604) 564-0765.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, STERLING GROUP VENTURES, INC., 155 WATER ST, VANCOUVER, BC, CANADA V6B 1A7.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

March 10, 2017
/s/ Nicoloas Mellios
Nicoloas Mellios
Chairman & CEO

Exhibit A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Sections 78.385 and 78.390 of the Nevada Revised Statutes (NRS), the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

1.	Name of corporation: STERLING GROUP VENTURES, INC.

2.	The articles have been amended as follows:

ARTICLE I
The name of the Corporation shall be: MOJO GAMES INC.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Shares representing 51 % of the outstanding voting power (or 130,295,329 of the shares voted) were voted in favor of the amendment.

4.	Effective date and time of filing: (optional) _______________

5.	Signature: (required)

/s/ Nicoloas Mellios
Nicolaos Mellios
Chairman & CEO

*

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.